[Translation]

                                                       Filed on October 26, 2004
To Whom It May Concern:
                        Company Name:  Hino Motors, Ltd.
                        Name and Title of Representative:
                           Shoji Kondo, President
                        Code Number: 7205
                           Securities exchanges throughout Japan
                        Name and Title of Contact Person:
                           Toshihisa Sakaki
                           General Manager, Corporate Communications Department,
                               Corporate Planning Division
                        Telephone Number: 03-5419-9320

                        Our Parent Company: Toyota Motor Corporation
                        Name and Title of Representative:
                           Fujio Cho, President
                        Code Number: 7203
                           Securities exchanges throughout Japan


                         Notice Concerning Amendments to
             the Business Performance Projections (Non-consolidated)

Based on recent movements in our business performance, we hereby make the following amendments to the business performance projections disclosed upon the announcement of the financial statements on April 27, 2004:

1. Amendments to the prospective figures of non-consolidated business performance for the interim period ending September 30, 2004 (from April 1, 2004 to September 30, 2004)


                                                         (In millions of yen, %)

--------------------------------------------------------------------------------
                                        Net sales    Ordinary      Interim net
                                                      income         income
-------------------------------------------------------------------------------
Previous projections (A)
(Announced on April 27, 2004)            380,000         9,600           6,000
-------------------------------------------------------------------------------
New projections (B)                      436,074        16,983           6,633
-------------------------------------------------------------------------------
Amount changed
(B - A)                                   56,074         7,383             633
-------------------------------------------------------------------------------
% of change                                14.8%         76.9%           10.6%
-------------------------------------------------------------------------------
(Reference)
Actual performance of Interim
period of FY2004 (from April 1,          411,463        18,254           5,173
2003 to September 30, 2003)
--------------------------------------------------------------------------------

2. Amendments to the prospective figures of full year non-consolidated business performance of Fiscal Year 2005 ending March 31, 2005 (from April 1, 2004 to March 31, 2005)


                                                         (In millions of yen, %)

--------------------------------------------------------------------------------
                                        Net sales    Ordinary         Net
                                                      income         income
-------------------------------------------------------------------------------
Previous projections (A)
(Announced on April 27, 2004)            760,000        22,000           9,000
-------------------------------------------------------------------------------
New projections (B)                      875,000        31,300          12,000
-------------------------------------------------------------------------------
Amount changed
(B - A)                                  115,000         9,300           3,000
-------------------------------------------------------------------------------
% of change                                15.1%         42.3%           33.3%
-------------------------------------------------------------------------------
Actual performance from April 1,
2003 to March 31, 2004 (FY2004)          855,876        32,076           9,463
--------------------------------------------------------------------------------


3. Reasons for the Amendments

   The prospective figures of the non-consolidated business performance of the Fiscal Year 2005 (the interim period and full year) were announced in April 2004. As the sales of trucks in Japan and vehicles produced on commission increased, the net sales are expected to increase by 14.8% for the interim period and by 15.1% for the full year, from the previously announced projected figures.

   Due to the increase in sales, both ordinary income and net income are expected to increase from the previously announced projected figures.